                                                                     Exhibit 4-b

                       (Only Exhibit C is changed from previously filed version)

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                       CHIQUITA BRANDS INTERNATIONAL, INC.

                                       and

             AMERICAN SECURITY TRANSFER COMPANY LIMITED PARTNERSHIP
                                As Warrant Agent

                                   ----------

                        Warrant Agreement -- Common Stock

                           Dated as of March 19, 2002

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                       CHIQUITA BRANDS INTERNATIONAL, INC.
                         COMMON STOCK WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (this "Agreement"), dated as of March 19, 2002 is by and between Chiquita Brands International, Inc., a New Jersey corporation (hereinafter called the "Company") and American Security Transfer Company Limited Partnership, as Warrant Agent (subject to Section 1.1 hereof, the "Warrant Agent"). Capitalized terms used herein and not otherwise defined are defined in Article VII hereof.

     WHEREAS, in connection with the financial restructuring of the Company, pursuant to that certain Plan of Reorganization of the Company (the "Plan"), the Company is issuing warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase an aggregate of 13,333,333 shares of the Company's common stock, par value $0.01 per share (the "Common Stock", and the Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"). Such warrant certificates and other warrant certificates issued pursuant to this Agreement are referred to herein as the "Warrant Certificates"; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

     Section 1.1 Appointment of Warrant Agent. The Company hereby appoints American Security Transfer Company Limited Partnership as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and American Security Transfer Company Limited Partnership hereby accepts such appointment, subject to such terms and conditions. Notwithstanding the foregoing, it is expressly understood and agreed that the Company shall retain the responsibilities of the "Warrant Agent" under this Agreement relating to the countersignature of Warrant Certificates, the transfer of Warrants and the maintenance of record books relating to the Warrants (including, but not limited to, Sections 1.3, 2.3 and Article V hereof); provided that the Company may delegate such responsibilities to American Security Transfer Company Limited Partnership (or any successor Warrant Agent appointed pursuant to Section 6.3 hereof) at any time or from time to time.

     Section 1.2 Issuance of Warrants. Upon issuance, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Share.

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     Section 1.3 Execution and Delivery of Warrant Certificates.

     (a) Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A attached hereto, shall be dated as of March 19, 2002, and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (with execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President or any Vice President and by the Secretary or any Assistant Secretary under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced in the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     (b) No Warrant Certificates shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

     (c) In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

     (d) The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

     Section 1.4 Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase up to an aggregate amount not exceeding 13,333,333 Warrant Shares (except as provided in Article III and Sections 1.5, 2.3(c) and 5.1 hereof) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, deliver such Warrant Certificates representing the right to purchase up to 13,333,333 Warrant Shares to or upon the order of the Company. Subsequent to such issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.3(c) hereof.

     Section 1.5 Temporary Warrant Certificate. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate office of the Warrant Agent, without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as the definitive Warrant Certificates.

                                   ARTICLE II
                           WARRANT PRICE, DURATION AND
                              EXERCISE OF WARRANTS

     Section 2.1 Warrant Price. During the period from the date hereof through and including March 19, 2009, the exercise price of each Warrant will be $19.23, subject to adjustment pursuant to Article III below. Such purchase price of a Warrant Share is referred to in this Warrant Agreement as the "Warrant Price." Warrants may be exercised by the holders thereof at any time at the Warrant Price then in effect.

     Section 2.2 Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after the Effective Date (as defined in the Plan) and at or before 5 P.M., New York City time, on March 19, 2009 or such later date as the Company may designate, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent (the "Expiration Date"). Each Warrant not exercised at or before 5 P.M., New York City time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

     Section 2.3 Exercise of Warrants.

     (a) During the period specified in Section 2.2, any whole number of Warrants may be exercised by delivering to the Warrant Agent the Warrant Certificate with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate properly completed and duly executed and by either (i) paying in full, by certified check or by bank wire transfer, in each case in immediately available funds, the Warrant Price for each Warrant exercised (the "Aggregate Warrant Price"), to the Warrant Agent at its corporate office or (ii) delivering written notice to the Warrant Agent that the holder of the Warrant is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Warrant Price (and such withheld shares shall no longer be issuable under the Warrant (a "Cashless Exercise"). The formula for determining the number of Warrant Shares to be issued in a Cashless Exercise is set forth on Exhibit B attached hereto. The date on which the Warrant Certificate and payment in full of the Warrant Price or the notice described in clause (ii) above is received by the Warrant Agent shall be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a payment and/or wire transfer for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

     (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised, (ii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise and (iii) such other information as the Company shall reasonably require.

     (c) As promptly as practicable after the exercise of any Warrant, the Company shall issue, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

     (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     Section 2.4 No Fractional Shares to be Issued. Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of Common Stock purchasable on the exercise of each Warrant is not a whole number, the Company shall not be required to issue any fraction of a share of Common Stock or to distribute stock certificates that evidence fractional shares of Common Stock or to issue a Warrant Certificate representing a fractional Warrant upon exercise of any Warrants. If Warrant Certificates evidencing more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this
Section 2.4, be issuable on the exercise of any Warrant or

Warrants, the Company shall purchase such fraction for an amount in cash equal to such fraction of the Market Price of a share of Common Stock. The Warrant holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

     Section 2.5 Covenant to Reserve Shares for Issuance on Exercise. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of Warrants, the full number of Warrant Shares, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. The Company covenants that all Warrant Shares, upon issuance following exercise of the Warrants in respect thereof in accordance with this Agreement, shall be duly and validly issued and fully paid and nonassessable shares of Common Stock.

     The Company hereby authorizes and directs its current and future transfer agents for the Common Stock and for any shares of the Company's (or any successor entity's) capital stock issuable upon the exercise of any of the Warrants at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in this Article II.

     Section 2.6 Compliance with Governmental Requirements. Before taking any action that would cause the Warrant Price to be adjusted below the then par value of any of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Warrant Price.

     Section 2.7 Rights upon Dissolution or Liquidation. Notwithstanding any other provision of this Agreement, in the event that, at any time after the date hereof and prior to the Expiration Date, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give notice by first-class mail to each holder of an outstanding Warrant at such holder's address as it appears on the warrant register maintained by the Warrant Agent at the earliest practicable time (and, in any event, not less than twenty days before any date set for definitive action), of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the shares of record of Common Stock or other securities, if any, underlying the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each holder of outstanding Warrants shall receive cash or other property (taking into account the Warrant Price then if effect) which it would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up and the rights to exercise the Warrants shall terminate.

                                  ARTICLE III
                ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES
                           OF COMMON STOCK PURCHASABLE

     Section 3.1 Adjustment for Change in Capital Stock. If the Company shall, at any time after the date hereof and prior to the Expiration Date, (i) declare or pay a dividend on its outstanding shares of Common Stock or make a distribution to holders of its Common Stock, in either case in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, other securities of the Company, then the number of shares of Common Stock issuable for each Warrant and the Warrant Price in effect immediately prior thereto shall be adjusted so that the holder of any Warrants thereafter exercised shall be entitled to receive the number and kind of shares of Common Stock or other securities that the holder would have owned or been entitled to receive after the happening of any of the events described above had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3.1 shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event.

     Section 3.2 Distributions. If after the date hereof and prior to the Expiration Date the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness, shares of another class of capital stock (other than a distribution otherwise constituting an Organic Change for purposes of Section 3.4 hereof) ("Other Shares"), assets (excluding cash distributions made as a periodic dividend and legally available for dividends under the New Jersey Business Corporation Act) or rights to subscribe to shares of Common Stock, then in each such case, unless the Company elects to reserve such indebtedness, assets, rights or shares for distribution to each holder of a Warrant upon the exercise of the Warrants so that such holder will receive upon such exercise, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such indebtedness, assets, rights or shares which such holder would have received if such holder had, immediately prior to the record date for the distribution of such indebtedness, assets, rights or shares, exercised the Warrants and received Common Stock, the Warrant Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such Warrant Price by a fraction, the numerator of which is the Market Price of a share of Common Stock as of the close of business on the business day immediately preceding the record date for the determination of the shareholders entitled to receive such distribution less the fair value as of such record date of the evidences of indebtedness, Other Shares, assets or subscription rights as the case may be, so distributed (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and described in a reasonably detailed statement filed with the Warrant Agent) and the denominator of which is the Market Price of a share of Common Stock as of the close of business on the business day immediately preceding the record date for the determination of the shareholders entitled to receive such distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

     Section 3.3 No De Minimis Adjustment. No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Warrant Price; provided that any adjustments which by reason of this Section 3.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article III shall be made to the nearest cent or to the nearest .01 of a share, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward.

     Section 3.4 Reorganization, Consolidation, Merger or Sale. Any recapitalization, reorganization, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected at any time after the date hereof and prior to the Expiration Date in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that each of the registered holders of the Warrants shall thereafter have the right to acquire and receive upon exercise of such holder's Warrant, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable in the Organic Change with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. The Company shall not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     For purposes of determining the Black Scholes Payment Amount, if holders of Common Stock have any right to select the form or type of consideration to be received in an Organic Change, each Warrant holder shall be deemed to have elected to receive the same proportion of Other Property and Qualifying Common Equity Securities that all holders of Common Stock in the aggregate elected to receive in such Organic Change. In any case, the Company shall make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Article III and Section 4.4 hereof shall thereafter be applicable to the Warrants.

     Section 3.5 Notices.

     (a) Whenever the Warrant Price is adjusted as herein provided, the Company shall file with the Warrant Agent a certificate, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or any Vice President of the Company, setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment; provided that the failure of the Company to file such officers' certificate shall not invalidate any corporate action by the Company.

     (b) Whenever the Warrant Price is adjusted as provided in Article III, the Company shall cause to be mailed to each holder of Warrants at its then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Warrant Price setting forth such adjusted Warrant Price and the effective date of such adjusted Warrant Price; provided that the failure of the Company to give such notice shall not invalidate any corporate action by the Company.

     (c) The Company shall give written notice to each registered holder of Warrants at least 10 days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock (other than cash distributions made as a periodic dividend and legally available for dividends under the New Jersey Business Corporation Act),
(ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (d) The Company shall also give written notice to each registered holder of Warrants at least 10 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

     Section 3.6 Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE IV
                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

     Section 4.1 No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificates or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Shares, including, without limitation, the right to vote at, or to receive notice of, any meeting of the shareholders of the Company; no such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, shall have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the shareholders of the Company prior to the date of the exercise of such Warrant; and no such holder shall have any right not expressly conferred by the Warrant or Warrant Certificate that such holder holds.

     Section 4.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Company, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this
Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 4.2 in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this
Section 4.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

     Section 4.3 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Shares or the holder of any other Warrant Certificate, may, in his or its own behalf and for his or its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his or its right to exercise the Warrants evidenced by his or its Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

     Section 4.4 Black Scholes Event.

     (a) Within 30 days after the occurrence of any Black Scholes Event (the "Black Scholes Event Date"), the Company or the successor entity (if other than the Company) shall notify the Warrant Agent in writing of such occurrence and shall make an offer to purchase from all holders (the "Black Scholes Offer") all outstanding Warrants (other than each holder's Carryover Warrants (if any)) at a purchase price equal to the Black Scholes Payment Amount on the Black Scholes Payment Date in accordance with the procedures set forth in this Section 4.4.

     (b) Within 30 days of the Black Scholes Event Date, the Company also shall
(i) cause a notice of the Black Scholes Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and
(ii) cause the Warrant Agent to send by first-class mail, postage prepaid to each Warrant holder, at the address appearing in the warrant register, a notice stating:

          (i) that the Black Scholes Offer is being made pursuant to this
Section 4.4 and that all Warrant Certificates tendered will be accepted for payment of the Black Scholes Payment Amount, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Black Scholes Payment Amount and the purchase date (which shall be a business day no earlier than 20 business days and no later than 30 business days from the date such notice is mailed (the "Black Scholes Payment Date"));

          (iii) that any Warrant Certificate not tendered will remain outstanding;

          (iv) that Warrant holders accepting the offer to have their Warrants purchased pursuant to a Black Scholes Offer will be required to surrender the Warrant Certificates representing such Warrants to the Warrant Agent at the address specified in the notice prior to the close of business on the business day preceding the Black Scholes Payment Date;

          (v) that Warrant holders will be entitled to withdraw their acceptance if the Warrant Agent receives, not later than the close of business on the third business day preceding the Black Scholes Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of Warrants delivered for purchase, and a statement that such holder is withdrawing his election to have such Warrants purchased;

          (vi) that holders whose Warrants are being purchased only in part will be issued new Warrant Certificates representing (1) the unpurchased portion of the Warrants surrendered and (2) the Carryover Warrants (if any); provided that each such new Warrant Certificate issued shall be in denominations of 1 Warrant and integral multiples thereof;

          (vii) any other procedures that a holder must follow to accept a Black Scholes Offer or effect withdrawal of such acceptance; and

          (viii) the name and address of the Warrant Agent.

     On the Black Scholes Payment Date, the Company shall, to the extent lawful,
(i) accept for payment Warrants tendered pursuant to the Black Scholes Offer and
(ii) deposit with the Warrant Agent money sufficient to pay the Black Scholes Payment Amount for all Warrants (other than the Carryover Warrants (if any)) so tendered. The Warrant Agent shall promptly mail to each holder of Warrants so accepted payment in an amount equal to the applicable Black Scholes Payment Amount, and the Company shall execute and issue, and the Warrant Agent shall promptly authenticate and mail to such holder, a new Warrant Certificate equal to (1) any unpurchased portion of the Warrants surrendered and (2) the Carryover Warrants (if any); provided that each such new Warrant Certificate shall be issued denominations of 1 Warrant and integral multiples thereof.

                                   ARTICLE V
                              EXCHANGE AND TRANSFER
                             OF WARRANT CERTIFICATES

     Section 5.1 Exchange and Transfer of Warrant Certificates. Upon surrender at the corporate office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

     Section 5.2 Treatment of Holders of Warrant Certificates. The Company, the Warrant Agent and all other persons may treat the holder of a Warrant Certificate as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     Section 5.3 Cancellation of Warrant Certificates. Any Warrant Certificates surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE VI
                          CONCERNING THE WARRANT AGENT

     Section 6.1 Warrant Agent. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     Section 6.2 Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

     (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

     (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

     (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

     (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

     (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

     (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

     (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

     (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.2 hereof, to make any demand upon the Company.

     Section 6.3 Resignation and Appointment of Successor. The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

     (a) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 6.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

     (b) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

     (c) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (d) Any corporation or other entity into which the Warrant Agent hereunder may be merged or converted or any corporation or other entity with which the Warrant Agent may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Warrant Agent, or any corporation or other entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, shall become a party to this Agreement shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VII
                                   DEFINITIONS

     The following terms have meanings set forth below:

     "Affiliate" of any particular Person means (1) any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise or (2) any fellow member of a "group" with such Person (as the term "group" is used under Regulation 13D-G under the Securities Exchange Act of 1934).

     "Black Scholes Event" shall mean (i) the acquisition in a tender offer or a series of related tender offers of 80% or more of the Common Stock, (ii) the acquisition of Common Stock in one or more tender offers and the subsequent merger, within three years of any such tender offer, of the Company with the Person (or an Affiliate or transferee of the Person) that consummated the tender offer, (iii) the consolidation, merger or combination of the Company with another Person (other than a Subsidiary of the Company) or (iv) a sale of all or substantially all of the Company's assets, in each of clauses (i) through (iv) in which any portion of the consideration paid or exchanged for Common Stock, or into which the Common Stock is converted, consists of Other Property.

     "Black Scholes Payment Amount" shall mean the product of (1) the Black Scholes Value multiplied by (2) a fraction, (x) the numerator of which is the fair market value of the Other Property received in exchange for a share of Common Stock in a Black Scholes Event taken as a whole as of the Black Scholes Event Date (as determined by an independent investment bank of national standing selected by the Company and determined by customary investment banking practices) and (y) the denominator of which is the Market Price of the Qualifying Common Equity Securities as of the Black Scholes Event Date and the fair market value as of the Black Scholes Event Date (as determined above) of the Other Property received in exchange for a share of Common Stock in a Black Scholes Event (such fraction referred to herein as the "Black Scholes Proportion").

     For purposes of determining the Black Scholes Payment Amount, if holders of Common Stock are entitled to receive differing forms or types of consideration in any series of transactions contemplated by clauses (i) and (ii) of the definition of "Black Scholes Event", each Warrant holder shall be deemed to have received the same proportion of Other Property and Qualifying Common Equity Securities that all holders of Common Stock in the aggregate elected to receive in such series of transactions.

     "Black Scholes Payment Date" is defined in Section 4.4(b) hereof.

     "Black Scholes Value" shall mean the value of a Warrant on a Black Scholes Event Date as determined by the board of directors of the Company immediately prior to such Black Scholes Event (based upon the advice of an independent investment bank of national standing selected by the Company) and shall be determined by customary investment banking practices using the Black/Scholes model. For purposes of calculating such amount, (1) the term of the Warrants will be the time from the Black Scholes Event Date to the Expiration Date (or, for purposes of the transactions described in clauses (i) and (ii) of the definition of "Black Scholes Event", the time from the consummation of the initial tender offer to the Expiration Date), (2) the assumed volatility will be 25%, (3) the assumed risk-free rate will equal the yield on U.S. Treasury securities with a term comparable to the term of the Warrant (as determined under clause (1) above) and (4) the share price for each share of Common Stock will be the fair market value (as determined by the board of directors of the Company immediately prior to such Black Scholes Event (based upon the advice of an independent investment bank of national standing selected by the Company) and determined by customary investment banking practices) of the Other Property and Qualifying Common Equity Securities received for each share of Common Stock (or,
(a) for purposes of the transaction(s) described in clause (i) of the definition of "Black Scholes Event", the weighted average fair market value of the Other Property and Qualifying Common Equity Securities received for each share of Common Stock in a series of tender offers (determined as of the date of each tender offer) and (b) for purposes of the transactions described in clause (ii) of the definition of "Black Scholes Event", the weighted average fair market value of the Other Property and Qualifying Common Equity Securities received for each share of Common Stock in each tender offer and the subsequent merger (determined as of the date of such occurrence). For illustrative purposes only, an example of the determination of the Black Scholes Amount is attached hereto as Exhibit C. The example of the determination of the Black Scholes Value set forth on Exhibit C shall not be binding on the board of directors or the investment bank selected by the Company in their determination of Black Scholes Value, it being understood that such investment bank's advice may result in a different calculation of Black Scholes Value, despite using the same assumptions set forth above.

     "Carryover Warrants" shall mean, for each Warrant, that portion of such Warrant equal to 1 minus the Black Scholes Proportion.

     "Common Stock" is defined in the preamble.

     "Expiration Date" is defined in Section 2.2 hereof.

     "Market Price" means as to any security the average of the closing prices of such security's sales on the New York Stock Exchange, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on all domestic securities exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the NASDAQ National Market System or, if bid and asked prices for the security on each such day shall not have been reported through the NASDAQ National Market System, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the board of directors of the Company or a committee thereof or, if no such quotations are available, the fair market value of such security as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the board of directors of the Company or a committee thereof. In each such case, the average of closing prices of such security's sales shall be averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading.

     "Organic Change" is defined in Section 3.5 hereof.

     "Other Property" means any cash, property or other securities other than Qualifying Common Equity Securities.

     "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Plan" is defined in the preamble.

     "Qualifying Common Equity Securities" means the regular common stock of the surviving entity in a consolidation, merger, combination or the acquiring entity in a tender offer, except that if the surviving entity or acquiring entity has a parent corporation, it shall be the regular common stock of the parent corporation. Notwithstanding the foregoing, for purposes of the transaction described in clause (i) of the definition of "Black Scholes Event", the securities described in the immediately preceding sentence shall constitute Other Property (and not Qualifying Common Equity Securities) unless the acquiring entity commits to consummate a merger with the Company, as promptly as practicable after the tender offer, in which the remaining outstanding shares of Common Stock are entitled to receive the same type and class of securities received in the preceding tender offer.

     "Warrant" is defined in the preamble.

     "Warrant Agent" is defined in the preamble.

     "Warrant Certificates" is defined in the preamble.

     "Warrant Price" is defined in Section 2.1 hereof.

     "Warrant Shares" is defined in the preamble.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1 Amendment. This Agreement may be amended by the Company with the consent of the holders of a majority of the Warrants. This Agreement may also be amended by the Company (without the consent of the holder of any Warrant Certificate) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not affect adversely the interests of the holders of the Warrant Certificates. Notwithstanding the foregoing, the Company may not increase the Warrant Price, shorten the duration of the Warrants, or change the securities or other property for which Warrants are exercisable without the consent of each of the holders affected thereby.

     Section 8.2 Payments for Consent. The Company shall not directly or indirectly pay or cause to be paid any consideration, whether by way fee or otherwise, to any holder of any Warrants for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Warrant Certificates unless such consideration is offered to be paid or agreed to be paid to all holders of the Warrants which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

     Section 8.3 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     Section 8.4 Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to American Security Transfer Company Limited Partnership, One East Fourth Street, 12th Floor, Room 1201, Cincinnati, Ohio 45202 and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Chiquita Brands International, Inc. 250 East Fifth Street, Cincinnati, Ohio 45202, Attention:
General Counsel (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

     Section 8.5 Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

     Section 8.6 Obtaining of Governmental Approvals. The Company will, from time to time, take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Shares issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     Section 8.7 Persons Having Rights Under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

     Section 8.8 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 8.10 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                                    * * * * *

     IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Agreement to be signed by their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the same to be attested by their respective Secretaries or one of their respective Assistant Secretaries, all as of the day and year first above written.

                                             CHIQUITA BRANDS INTERNATIONAL, INC.


                                             By:
                                                    ----------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------


Attest:


-----------------------
Title:


                                             AMERICAN SECURITY TRANSFER
                                             COMPANY LIMITED PARTNERSHIP


                                             By:
                                                    ----------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------


Attest:


-----------------------
Title:

                                                                       EXHIBIT A

                           FORM OF WARRANT CERTIFICATE
                          [Face of Warrant Certificate]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE TRANSFER
                     AGENT AND REGISTRAR AS PROVIDED HEREIN

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                            WARRANTS TO SUBSCRIBE FOR
                                  COMMON STOCK

             VOID AFTER 5 P.M. NEW YORK CITY TIME ON MARCH 19, 2009

                        THIS CERTIFICATE IS TRANSFERABLE

                  IN CINCINNATI, OHIO OR IN NEW YORK, NEW YORK

No. ZQ WS                                                       Warrants
                                                     ----------

     This certifies that                                   or its registered
                         ---------------------------------
assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time after March 19, 2002 and on or before 5 P.M., New York City time, on March 19, 2009, one share of Common Stock, par value $0.01 per share (collectively, the "Warrant Shares"), of Chiquita Brands International, Inc. (the "Company"). The exercise price for each Warrant is initially $19.23 (the "Warrant Price"). No adjustment shall be made for any dividends on any Warrant Shares issuable upon exercise of any Warrant, as adjusted from time to time pursuant to the terms of the Warrant Agreement.

     The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full in cash or by certified check or official bank check or by bank wire transfer, in each case, in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate office of American Security Transfer Company Limited Partnership d/b/a Securities Transfer Company, or its successor as warrant agent (the "Warrant Agent"), currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

     The term "holder" as used herein shall mean the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Company for that purpose pursuant to Section 5.1 of the Warrant Agreement.

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Shares in registered form in denominations of one Warrant Share and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this

Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with that certain Warrant Agreement, dated as of March 19, 2002 (the "Warrant Agreement") by and between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

     After countersignature by the Transfer Agent and Registrar and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Shares.

     This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Transfer Agent and Registrar.

     Dated as of March    , 2002
                       ---

                                             CHIQUITA BRANDS INTERNATIONAL, INC.


                                             By:
                                                    ----------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------


Attest:


-----------------------
Title:

Countersigned:


CHIQUITA BRANDS INTERNATIONAL, INC.
   As Transfer Agent and Registrar


By:
    ---------------------
    Authorized Signature

                        [Reverse of Warrant Certificate]
                      Instructions for Exercise of Warrant

     To exercise the Warrants evidenced hereby, the holder must pay in cash or by certified check or official bank check or by bank wire transfer the Warrant Price in full for Warrants exercised to Chiquita Brands International, Inc., c/o Securities Transfer Company, One East Fourth Street, 12th Floor, Room 1201, Cincinnati, Ohio 45202, which payment and/or wire transfer in immediately available funds must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below.

                     To Be Executed Upon Exercise of Warrant

     The undersigned hereby irrevocably elects to exercise [____________] Warrants, evidenced by this Warrant Certificate, to purchase [____________] shares of the Common Stock (the "Warrant Shares") of Chiquita Brands International, Inc. and represents that he or it has tendered payment for such Warrant Shares in cash or by certified check or official bank check or by bank wire transfer, in each case in immediately available funds to the order of Chiquita Brands International, Inc. c/o Securities Transfer Company, One East Fourth Street, 12th Floor, Room 1201, Cincinnati, Ohio 45202, Attn., in the amount of $[____________] in accordance with the terms hereof. The undersigned requests that said Warrant Shares be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

     If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:                                      Name
       --------------------                      ------------------------

                                            Address
---------------------------                         ---------------------
(Insert Social Security or Other
Identifying Number of Holder)


Signature Guaranteed                        Signature
                                                       -------------------------
------------------------                               (Signature must conform
                                                       in all respects to name
                                                       of holder as specified on
                                                       face of this Warrant
                                                       Certificate and must bear
                                                       a signature guarantee by
                                                       a bank, trust company or
                                                       member broker of the New
                                                       York, Midwest or Pacific
                                                       Stock Exchange)

The Warrants evidenced hereby may be exercised by hand or mail at the following address:

     Chiquita Brands International, Inc.
     c/o Securities Transfer Company
     One East Fourth Street, 12th Floor
     Room 1201
     Cincinnati, OH 45202

                                   Assignment

                  [Form of Assignment To Be Executed If Holder
                 Desires To Transfer Warrants Evidenced Hereby]

     FOR VALUE RECEIVED                                hereby sells, assigns and
                        ------------------------------
transfers unto


------------------------------                    ------------------------------
(Please print name)                               (Please insert social security
                                                  or other identifying number)

------------------------------
(Address)

------------------------------
(City, including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint [_______________] Attorney, to transfer said Warrant Certificate on the Books of the within named Company with full power of substitution in the premises.


Dated:
       ---------------------------                     -------------------------
                                                       Signature

                                                       (Signature must conform
                                                       in all respects to name
                                                       of holder as specified on
                                                       the face of this Warrant
                                                       Certificate and must bear
                                                       a signature guarantee by
                                                       a bank, trust company or
                                                       member broker of the New
                                                       York, Midwest or Pacific
                                                       Stock Exchange)

Signature Guaranteed

------------------------------

                                                                       EXHIBIT B

If the Cashless Exercise method of purchasing Warrant Shares is elected by a holder, the Company will issue Warrant Shares in accordance with the following formula:

                 X=  Y(A-B)
                     ------
                        A

       where     X= the net number of Warrant Shares to be issued to the holder;

                 Y= the number of Warrant Shares requested to be exercised (including the Warrant Shares evidenced by the portion of the Warrant surrendered to pay the Warrant Price);

                 A= the current Market Price per share of Common Stock; and

                 B= the Warrant Price.

                                                                       EXHIBIT C

 (Exhibit C illustrates a non-binding example of the determination of the Black-
    Scholes Amount. The Exhibit C originally filed with the SEC used an estimate of the Warrant Price. This revised Exhibit C uses the actual Warrant Price.)

                       Black-Scholes Value per Warrant /(1)/

                                         Common Stock Price
                  ---------------------------------------------------------------------
                  $10.00   $12.00   $14.39   $16.00   $18.00   $20.00   $22.00   $24.00
                  ------   ------   ------   ------   ------   ------   ------   ------
Remaining   7.0    $1.16    $1.91    $2.99    $3.82    $4.94    $6.13    $7.38    $8.68
  Warrant   6.0     0.92     1.59     2.60     3.39     4.46     5.63     6.86     8.15
     Term   5.0     0.68     1.26     2.18     2.92     3.95     5.08     6.29     7.57
  (years)   4.0     0.45     0.92     1.73     2.42     3.39     4.49     5.67     6.93
            3.0     0.24     0.59     1.26     1.87     2.78     3.82     4.99     6.23
            2.0     0.09     0.28     0.77     1.27     2.08     3.07     4.20     5.45
            1.0     0.01     0.05     0.27     0.59     1.24     2.15     3.27     4.54

                      Black-Scholes Value per Warrant /(2)/

                                         Common Stock Price
                  ---------------------------------------------------------------------
                  $10.00   $12.00   $14.39   $16.00   $18.00   $20.00   $22.00   $24.00
                  ------   ------   ------   ------   ------   ------   ------   ------
            7.0    $1.14    $1.88    $2.96    $3.78    $4.89    $6.08    $7.32    $8.62
Remaining   6.0     0.90     1.56     2.57     3.35     4.42     5.58     6.81     8.09
  Warrant   5.0     0.66     1.24     2.15     2.89     3.91     5.04     6.25     7.52
     Term   4.0     0.44     0.91     1.71     2.39     3.36     4.45     5.63     6.89
  (years)   3.0     0.24     0.58     1.25     1.85     2.75     3.80     4.95     6.20
            2.0     0.08     0.28     0.76     1.26     2.06     3.05     4.18     5.42
            1.0     0.01     0.05     0.27     0.59     1.23     2.13     3.25     4.52

----------
/(1)/ Assumes risk-free rate of 4.84%.

/(2)/ Assumes risk-free rate of 4.71%.

                      Black-Scholes Value per Warrant /(3)/

                                         Common Stock Price
                  ---------------------------------------------------------------------
                  $10.00   $12.00   $14.39   $16.00   $18.00   $20.00   $22.00   $24.00
                  ------   ------   ------   ------   ------   ------   ------   ------
            7.0    $1.04    $1.73    $2.76    $3.55    $4.62    $5.77    $6.99    $8.26
Remaining   6.0     0.82     1.44     2.39     3.15     4.18     5.31     6.51     7.76
  Warrant   5.0     0.61     1.14     2.01     2.72     3.71     4.80     5.98     7.23
     Term   4.0     0.40     0.84     1.60     2.26     3.19     4.25     5.41     6.65
  (years)   3.0     0.22     0.54     1.17     1.75     2.62     3.64     4.78     6.00
            2.0     0.08     0.26     0.72     1.19     1.98     2.94     4.05     5.28
            1.0     0.01     0.05     0.25     0.56     1.19     2.08     3.18     4.44

                      Black-Scholes Value per Warrant /(4)/

                                            Common Stock Price
                  ---------------------------------------------------------------------
                  $10.00   $12.00   $14.39   $16.00   $18.00   $20.00   $22.00   $24.00
                  ------   ------   ------   ------   ------   ------   ------   ------
            7.0    $1.34    $2.16    $3.33    $4.21    $5.39    $6.63    $7.92    $9.26
Remaining   6.0     1.06     1.80     2.89     3.73     4.86     6.07     7.35     8.67
  Warrant   5.0     0.78     1.42     2.42     3.21     4.29     5.47     6.72     8.03
     Term   4.0     0.52     1.04     1.92     2.65     3.67     4.81     6.04     7.33
  (years)   3.0     0.28     0.67     1.39     2.04     2.99     4.08     5.28     6.55
            2.0     0.10     0.32     0.84     1.37     2.22     3.25     4.41     5.68
            1.0     0.01     0.06     0.29     0.63     1.31     2.24     3.38     4.67

----------
/(3)/ Assumes risk-free rate of 4.00%.

/(4)/ Assumes risk-free rate of 6.00%.